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                                 EXHIBIT 10(k)


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                                                                   EXHIBIT 10(k)

                              AMENDED AND RESTATED
                     PEOPLES HERITAGE FINANCIAL GROUP, INC.
                RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS


         1. Name of Plan. This plan shall be known as the "Amended and Restated Peoples Heritage Financial Group, Inc. Restricted Stock Plan for Non-Employee Directors" and is hereinafter referred to as the "Plan."

         2. Effective Date and Term. The Plan shall be effective as of January 1, 1990 and shall remain in effect until amended or terminated by action of the Board of Directors of Peoples Heritage Financial Group, Inc. (the "Company").

         3. Eligible Participants. Each member of the Board of Directors of the Company and the Board of Directors of each subsidiary of the Company (each a "Subsidiary" and collectively, the "Subsidiaries") as may be designated by the Board of Directors of the Company or a duly authorized committee thereof consisting solely of two or more NonEmployee Directors, as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Plan Administrator"), who is not a full-time employee of the Company or any parent or Subsidiary of the Company shall be eligible participants in this Plan (the "Participants").

         4. Compensation Paid in the Form of Restricted Shares. Commencing with the calendar year 1990, $4,000 of the amount of the annual fee payable to each Participant on the Board of Directors of the Company and $1,000 of the amount of the annual fee payable to each Participant on the Board of Directors of each participating Subsidiary who is also not a member of the Board of Directors of the Company shall be payable solely in shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), subject to the restrictions set forth in Section 6 hereof. Such fees shall be payable in one annual installment on the first day of July in each calendar year for services on the applicable Board of Directors and any committee thereof in the first six months of such calendar year. The number of shares of Common Stock to be issued to each Participant on each payment date shall be determined by dividing such annual installment by the Fair Market Value of such shares, as hereinafter defined.

         5. Election to Increase the Amount of Compensation Paid in the Form of Restricted Shares. During any calendar year, the Plan Administrator may elect to decrease the amount of the annual fee payable in the form of shares of Common Stock to each Participant for service on the applicable Board of Directors and any committee thereof during the succeeding calendar year or to increase the amount of such annual fee payable in the form of shares of Common Stock to a dollar amount which does not exceed $10,000 in the case of Participants on the Board of Directors of the Company and $2,500 in the case of Participants on the Board of Directors of a participating Subsidiary who also are not directors of the Company. Elections under this Section 5 shall remain in effect from year

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to year until changed by the Plan Administrator in any calendar year for the next succeeding calendar year. No election under this Section 5 shall be effective until the next succeeding calendar year.

         6. Restrictions on Shares. The shares of Common Stock issued under this Plan shall be restricted and may not be sold, hypothecated or transferred (including, without limitation, transfer by gift or donation), except that such restrictions shall lapse upon:

                  (a) death of the Participant;

                  (b) disability of the Participant preventing continued service on the applicable Board of Directors;

                  (c) retirement of the Participant from service as a Director of the Company and a participating Subsidiary in accordance with the policy on retirement of non-employee Directors of the same then in effect;

                  (d) termination of service as a Director with the consent of a majority of the members of the Board of Directors of the Company or the Board of Directors of a participating Subsidiary, as applicable, other than the Participant; or

                  (e) a Change in Control of the Company, as hereinafter
                      defined.

If a Participant ceases to be a Director of the Company or a participating Subsidiary for any other reason, the shares of Common Stock issued to such Director shall be forfeited and revert to the Company.

         7. Fair Market Value. The term "Fair Market Value" shall mean the per share closing price of the Common Stock in consolidated trading on the last trading day preceding the relevant payment date on the principal United States securities exchange registered under the Securities Exchange Act of 1934 (the "Exchange Act") on which the Common Stock is listed or, if the Common Stock is not listed on any such exchange, the per share closing price of a share of Common Stock on the Nasdaq Stock Market's National Market or any other such system then in use, or if no quotations are available, the most recent average of the closing bid and asked prices per share for the Common Stock in the over-the-counter market.

         8. Fractions of Shares. The Company shall not be required to issue fractions of shares. Whenever under the terms of this Plan a fractional share would be required to be issued, the Participant shall be paid in cash for such fractional share based upon the same Fair Market Value which was utilized to determine the number of shares subject to issuance on the relevant payment date.


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         9.       Change in Control. "Change in Control of the Company" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act (or any successor thereto), whether or not the Company in fact is required to comply with Regulation 14A thereunder; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company and any employee benefit plan established by the Company for the benefit of its employees, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, or (ii) during any period of 24 consecutive months individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each director who was not a director at the beginning of the period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

         10. Withholding Taxes. Whenever shares of Common Stock are to be issued under this Plan, the Company and a participating Subsidiary shall have the right to require the recipient to remit to the Company or the participating Subsidiary an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the issuance or delivery of any certificate or certificates for such shares. Any such settlement shall be made in cash, a check or such other form of consideration as is satisfactory to the Board of Directors of the Company, including without limitation shares of Common Stock awarded hereunder.

         11. General Restriction. The issuance of shares or the delivery of certificates for such shares to Participants hereunder shall be subject to the requirement that, if at any time the Chairman and the President of the Company shall reasonably determine, in their discretion, that the listing, registration or qualification of such shares upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body or shareholders of the Company, is necessary or desirable as a condition of, or in connection with, such issuance or delivery hereunder, such issuance or delivery shall not take place unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Chairman and the President of the Company.

         12. Authorized or Treasury Shares. Shares issuable under this Plan may be authorized but unissued shares and/or shares subsequently acquired by the Company in public or private transactions.

         13. Termination, Amendment, etc. Subject to any approval of the Company's stockholders required under applicable law, the Board of Directors of the Company may amend, terminate or suspend this Plan at any time, in its sole and absolute discretion, provided that no such action shall affect then-outstanding awards hereunder.


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         14.      Applicable Law. This Plan shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws of the State of Maine.

         15. Successors and Assigns. This Plan shall be binding upon the successors and assigns of the Company and upon each Participant and such Participant's heirs, executors, administrators, personal representatives, permitted assignees and successors in interest.

Adopted by the Board of Directors of the Company effective as of January 1, 1990 and amended and restated by such Board of Directors on January 28, 1997.


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